Exhibit 99.1

News Release

International Paper Announces Cash Tender Offer

For Any and All of its Outstanding 3.000% Notes due 2027

and

Up to the Waterfall Tender Cap (as defined below)

of its Outstanding 3.650% Notes due 2024

and 3.800% Notes due 2026

MEMPHIS, Tenn. — September 8, 2020 — International Paper Company (NYSE: IP) (the “Company”) announced today that it has commenced a cash tender offer for (i) any and all (the “Any and All Tender Offer”) of its outstanding 3.000% Notes due 2027 (the “3.000% Notes”) and (ii) up to $700 million combined aggregate principal amount, less the aggregate principal amount of 3.000% Notes purchased in the Any and All Tender Offer (the “Waterfall Tender Cap”), of its outstanding 3.650% Notes due 2024 (the “3.650% Notes”) and 3.800% Notes due 2026 (the “3.800% Notes,” and, together with the 3.000% Notes and the 3.650% Notes, the “Notes”) (the “Waterfall Tender Offer” and, together with the Any and All Tender Offer, the “Tender Offers”). The terms and conditions of the Tender Offers are described in the Company’s offer to purchase dated September 8, 2020 (as may be amended or supplemented from time to time, the “Offer to Purchase”), the related Letter of Transmittal and, in the case of the 3.000% Notes, the related Notice of Guaranteed Delivery.

In the Tender Offers, the Company is offering to purchase, under the terms and subject to the conditions set forth in the Offer to Purchase, its 3.000% Notes, 3.650% Notes and 3.800% Notes as summarized in the table below:

Title of Security(1)	CUSIP	Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points)	Early Tender Premium(2)(3)	Hypothetical Total Consideration(4)
Any and All Tender Offer
3.000% Notes due 2027	460146 CP6	$774,639,000	N/A	0.625% due August 15, 2030	FIT1	40 bps	N/A	$1,114.50

Waterfall Tender Offer
3.650% Notes due 2024	460146 CJ0	$658,942,000	1	0.250% due August 31, 2025	FIT1	15 bps	$30	$1,111.36
3.800% Notes due 2026	460146 CL5	$654,795,000	2	0.250% due August 31, 2025	FIT1	45 bps	$30	$1,152.75

(1)

The Total Consideration (as defined below) of each series of Notes will be determined taking into account the par call date for such series of Notes, as described in the Offer to Purchase. In addition, holders whose Notes are accepted will also receive accrued and unpaid interest on their purchased Notes.

(2)

Per $1,000 principal amount of Notes accepted for purchase. Upon the terms and subject to the conditions set forth in the Offer to Purchase, an early tender premium (the “Early Tender Premium”) will be paid to holders of 3.650% Notes and 3.800% Notes who tender, and do not validly withdraw, their Notes at or before 5:00 p.m., New York City time, on September 21, 2020, unless extended (the “Early Tender Deadline”).

(3)	Fixed Spread includes Early Tender Premium.
(4)

The Hypothetical Total Consideration shown in this table is per $1,000 principal amount of Notes and assumes an Any and All Settlement Date of September 16, 2020 for the 3.000% Notes and a Waterfall Early Settlement Date of September 23, 2020 for the 3.650% Notes and 3.800% Notes, and the Reference Yield determined at 10:00 a.m., New York City time, on September 4, 2020, as calculated by the Lead Dealer Managers (see Schedule B to the Offer to Purchase).

The aggregate principal amount of 3.650% Notes and 3.800% Notes purchased in the Waterfall Tender Offer will not exceed the Waterfall Tender Cap. If $700 million aggregate principal amount or more of 3.000% Notes are accepted for purchase in the Any and All Tender Offer, then the Company will not accept any tenders in the Waterfall Tender Offer. Tendered 3.650% Notes and 3.800% Notes will be accepted in the order of the acceptance priority level for such series (in numerical priority order) as set forth in the table above, with 1 being the highest acceptance priority level, and based on whether the 3.650% Notes and 3.800% Notes are tendered at or before the Early Tender Deadline or after the Early Tender Deadline, as described in the Offer to Purchase. Notwithstanding the acceptance priority level, if any 3.650% Notes and 3.800% Notes are purchased in the Waterfall Tender Offer, Notes tendered at or prior to the Early Tender Deadline will be accepted for purchase in priority to Notes tendered after the Early Tender Deadline and at or prior to the Waterfall Expiration Time (as defined below). Accordingly, if the Waterfall Tender Cap is reached in respect of tenders made at or prior to the Early Tender Deadline, no 3.650% Notes or 3.800% Notes tendered after the Early Tender Deadline (regardless of acceptance priority level) will be accepted for purchase, unless we increase the Waterfall Tender Cap. Under certain circumstances, the Company will accept tendered 3.650% Notes or 3.800% on a pro rata basis as further described in the Offer to Purchase.

The Any and All Tender Offer will expire at 5:00 p.m., New York City time, on September 14, 2020 unless extended (such date and time, as the same may be extended, the “Any and All Expiration Time”) or earlier terminated. Any 3.000% Notes tendered may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on September 14, 2020, unless extended (such date and time, as the same may be extended, the “Any and All Withdrawal Deadline”). Holders of 3.000% Notes must validly tender and not validly withdraw their Notes at or before the Any and All Expiration Time to be eligible to receive the Total Consideration (defined below) for their Notes.

The Waterfall Tender Offer will expire at 11:59 p.m., New York City time, on October 5, 2020 unless extended (such date and time, as the same may be extended, the “Waterfall Expiration Time”) or earlier terminated. Holders of 3.650% Notes and 3.800% Notes must validly tender and not validly withdraw their Notes at or before 5:00 p.m., New York City time, on September 21, 2020, unless extended (such date and time, as the same may be extended, the “Early Tender Deadline”) to be eligible to receive the Total Consideration for the applicable series of Notes. Holders of 3.650% Notes and 3.800% Notes who validly tender their Notes after the Early Tender Deadline and at or before the Waterfall Expiration Time will receive the Tender Consideration (defined below) per $1,000 principal amount of Notes tendered by such holders that are accepted for purchase. Any 3.650% Notes and 3.800% Notes tendered before the Early Tender Deadline may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on September 21, 2020, unless extended (such date and time, as the same may be extended, the “Waterfall Withdrawal Deadline”). The Any and All Withdrawal Deadline and the Waterfall Withdrawal Deadline are each referred to as a “Withdrawal Deadline.”

Holders of 3.000% Notes that are validly tendered and not validly withdrawn at or before the Any and All Expiration Time, and holders of 3.650% Notes and 3.800% Notes that are validly tendered and not validly withdrawn at or before the Early Tender Deadline, and that are accepted for purchase will receive the applicable Total Consideration for such Notes, subject to the terms and conditions set forth in the Offer to Purchase. Holders of 3.650% Notes and 3.800% Notes that are validly tendered after the Early Tender Deadline and at or before the Waterfall Expiration Time and accepted for purchase will receive the applicable Tender Consideration for such Notes, which equals the Total Consideration for Notes of such series minus the applicable Early Tender Premium for the applicable series, subject to the terms and conditions set forth in the Offer to Purchase (the “Tender Consideration”). The Early Tender Premium is not applicable to the Any and All Tender Offer for the 3.000% Notes.

The date of payment for 3.000% Notes accepted for purchase is on either the date referred to as the “Any and All Settlement Date” or on the date referred to as the “Guaranteed Delivery Settlement Date.” The date of payment for 3.650% Notes and 3.800% Notes validly tendered at or before the Early Tender Deadline and accepted for purchase is referred to as the “Waterfall Early Settlement Date.” The date of payment for 3.650% Notes and 3.800% Notes validly tendered after the Early Tender Deadline and at or before the Waterfall Expiration Time and accepted for purchase is referred to as the “Waterfall Final Settlement Date.” The Any and All Settlement Date is expected to be September 16, 2020, the Guaranteed Delivery Settlement Date is expected to be on September 17, 2020, the Waterfall Early Settlement Date is expected to be September 23, 2020 and the Waterfall Final Settlement Date is expected to be October 7, 2020. The Any and All Settlement Date, the Guaranteed Delivery Settlement Date, the Waterfall Early Settlement Date and the Waterfall Final Settlement Date are each referred to as a “Settlement Date.” Holders whose Notes are accepted for purchase pursuant to the Tender Offers will also receive accrued and unpaid interest on their purchased Notes from the last interest payment date for such Notes to, but excluding, the Any and All Settlement Date (in the case of all 3.000% Notes accepted in the Any and All Tender Offer), the Waterfall Early Settlement Date or the Waterfall Final Settlement Date, as applicable.

The “Total Consideration” for each $1,000 principal amount of Notes tendered and accepted for payment pursuant to the Tender Offers will be determined in the manner described in the Offer to Purchase by reference to a fixed spread specified in the table above for each series of the Notes over the yield based on the bid side price of the U.S. Treasury Security specified in the table above, as calculated by BNP Paribas Securities Corp. and Credit Agricole Securities (USA) Inc. at 10:00 a.m., New York City time, on September 14, 2020, for the 3.000% Notes, and at 10:00 a.m., New York City time, on September 22, 2020, for the 3.650% Notes and 3.800% Notes, in each case, unless extended.

Notes tendered may be validly withdrawn at any time at or before the applicable Withdrawal Deadline, but not thereafter, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the Company). Notes tendered after the applicable Withdrawal Deadline may not be withdrawn except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the Company).

The Tender Offers are subject to the satisfaction or waiver of certain conditions set forth in the Offer to Purchase.

The Company has retained BNP Paribas Securities Corp. and Credit Agricole Securities (USA) Inc. to serve as Lead Dealer Managers for the Tender Offers. The Company has also retained Global Bondholder Services Corporation to serve as depositary and information agent for the Tender Offers.

Requests for documents relating to the Tender Offers may be directed to Global Bondholder Services Corporation by telephone at (866) 794-2200 or (212) 430-3774, in writing at 65 Broadway, Suite 404, New York, New York 10006 or online at https://www.gbsc-usa.com/ip/. Questions regarding the Tender Offers may be directed to BNP Paribas Securities Corp. at (888) 210-4358 (toll-free), (212) 841-3059 (collect) or dl.us.liability.management@us.bnpparibas.com or Credit Agricole Securities (USA) Inc. at (866) 807-6030 (toll-free) or (212) 261-7802 (collect).

This press release is not a tender offer to purchase or a solicitation of acceptance of a tender offer, which may be made only pursuant to the terms of the Offer to Purchase. In any jurisdiction where the laws require the Tender Offers to be made by a licensed broker or dealer, the Tender Offers will be deemed made on behalf of the Company by one of the Dealer Managers or one or more registered brokers or dealers under the laws of such jurisdiction.

None of the Company, its board of directors, the depositary, the information agent, any of the dealer managers or the trustee for the Notes is making any recommendation as to whether holders should tender Notes in response to the Tender Offers. Holders must make their own decisions as to whether to tender Notes, and, if so, the principal amount of Notes to tender.

Forward-Looking and Cautionary Statements

This press release may contain “forward-looking statements.” Such forward- looking statements may include, without limitation, statements about the company’s market opportunities, strategies, competition and expected activities and expenditures, and at times may be identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue” and variations of these words or comparable words. Forward-looking statements are based on current expectations and assumptions, and inherently involve risks and uncertainties. Accordingly, actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: the amount of Notes tendered and satisfaction of the conditions of the Tender Offers contained in the Offer to Purchase. Other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings. You should not place undue reliance on our forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to make any revision to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release.

About International Paper

International Paper (NYSE: IP) is a leading global producer of renewable fiber-based packaging, pulp and paper products with manufacturing operations in North America, Latin America, Europe, North Africa and Russia. We produce corrugated packaging products that protect and promote goods, and enable world-wide commerce; pulp for diapers, tissue and other personal hygiene products that promote health and wellness; and papers that facilitate education and communication. We are headquartered in Memphis, Tenn., employ more than 50,000 colleagues and serve more than 25,000 customers in 150 countries. Net sales for 2019 were $22 billion. For more information about International Paper, our products and global citizenship efforts, please visit internationalpaper.com.

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SOURCE International Paper